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Email: investor@furmanite.com

FURMANITE CORPORATION REPORTS
FIRST QUARTER 2015 RESULTS

HOUSTON, TEXAS (May 11, 2015) – Furmanite Corporation (NYSE: FRM) today reported results for the quarter ended March 31, 2015.

First Quarter 2015 Results

Revenues for the three months ended March 31, 2015 were $122.3 million, a decrease of $2.6 million, or 2.1%, from the $124.9 million reported for the three months ended March 31, 2014. Operating income was $2.3 million for the 2015 first quarter, compared to $2.5 million for the same quarter last year. Net income was $0.3 million, or $0.01 per diluted share, in the 2015 first quarter, compared to $1.0 million, or $0.03 per diluted share, in the 2014 first quarter.

Foreign currency exchange rate changes unfavorably impacted revenues, operating income, net income and diluted earnings per share by $4.3 million, $0.2 million, $0.7 million and $0.02 per share, respectively, for the three months ended March 31, 2015.

Excluding the foreign currency impacts, $0.5 million of incremental costs associated with the Company’s 2015 Annual Meeting and certain other non-routine expenses, adjusted operating income for the three months ended March 31, 2015 increased by $0.3 million to $3.0 million(A), compared to $2.7 million(A), for the three months ended March 31, 2014. Adjusted net income increased to $1.4 million(A), or $0.04(A) per diluted share, for the 2015 first quarter, compared to $1.3 million(A), or $0.03(A) per diluted share, in the 2014 first quarter.

Joseph Milliron, Chairman, CEO and President of Furmanite Corporation said, “Our 2015 first quarter results demonstrate the resolve of our global team under challenging circumstances. We faced several obstacles, including the United Steel Workers’ strike, a fire at our Kendal, U.K. operations center and customer concerns over declining oil prices. In spite of these conditions, we still delivered improvement over prior year adjusted revenue and net income results, excluding the impact of foreign currency exchange rate changes and certain non-routine items.” Mr. Milliron continued, “That said, make no mistake—we are not satisfied with our first quarter results, even considering all that we were working against. While the quarter saw some positive indicators, considerable room for improvement remains, and our new Board and the management team remain firmly committed to delivering the sustainable long-term results that our shareholders expect.”

Financial Position

As of March 31, 2015, the Company’s cash balance was $29.1 million. The Company’s cash balance, along with the $85.8 million of availability under its credit facility, provides the Company liquidity of $114.9 million.

Conference Call Details

In conjunction with the earnings release, Furmanite Corporation will host a conference call with Joseph E. Milliron (Chairman, Chief Executive Officer and President) and Robert S. Muff (Chief Financial Officer and Chief Administrative Officer). The call will begin at 10:00 a.m. (Eastern) / 9:00 a.m. (Central) on Monday, May 11, 2015.

(A) These items are financial measures not calculated in accordance with generally accepted accounting principles (“GAAP”) and exclude the impact of 1) foreign currency exchange rate changes, 2) the write off of debt issuance costs associated with an amendment to the Company’s credit facility, 3) incremental professional fees associated with the Company’s 2015 Annual Meeting of Stockholders and 4) direct costs associated with the integration of the Furmanite Technical Solutions division. Management believes that results excluding these impacts provide additional meaningful and comparable information to analysts and is useful in comparing the operational trends of Furmanite Corporation, by excluding the impact of foreign currency exchange rate changes and certain expenses not representative of ongoing operations. Reconciliations to the applicable GAAP measures are included at the end of the press release.

ABOUT FURMANITE CORPORATION

Furmanite Corporation (NYSE: FRM), founded in 1920, is one of the world’s largest specialty industrial services and specialty engineering project solutions companies, providing world class solutions to customer needs through more than 80 offices on six continents. The Company delivers a wide portfolio of inspection, mechanical and engineering services which help monitor, maintain, renew and construct the global energy, industrial and municipal infrastructures. Furmanite serves a broad range of industry sectors, including refining, offshore, sub-sea, pipeline, power generation, chemical, petrochemical, pulp and paper, water utilities, automotive, mining, marine and steel manufacturing. World Headquarters and Global Support Operations are located in Houston, Texas; Rotterdam, Netherlands; Kendal, United Kingdom and Melbourne, Australia. For more information, visit www.furmanite.com.

Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed most recently in this earnings release and the Company’s Form 10-K as of December 31, 2014 and Form 10-Q as of March 31, 2015 filed with the Securities and Exchange Commission. One or more of these factors could affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

FURMANITE CORPORATION
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
(Unaudited)

	For the Three Months
	Ended March 31,
	2015	2014

Revenues	$122,338	$124,941
Costs and expenses:
Operating costs	93,870	94,702
Depreciation and amortization expense	3,082	2,989
Selling, general and administrative expense	23,056	24,732
Total costs and expenses	120,008	122,423

Operating income	2,330	2,518
Interest income and other income (expense), net	(523)	(165)
Interest expense	(632)	(449)
Income before income taxes	1,175	1,904
Income tax expense	(862)	(888)
Net income	$313	$1,016

Earnings per common share - Basic	$0.01	$0.03
Earnings per common share - Diluted	$0.01	$0.03
Adjusted diluted earnings per share[1]	$0.04	$0.03

Weighted-average number of common and common equivalent shares used in computing earnings per common share:
Basic	37,750	37,567
Diluted	37,932	37,827

EBITDA[2]	$4,889	$5,342
Adjusted EBITDA[2]	$6,161	$5,739
__________________

[1]
Adjusted diluted earnings per share presented above is a non-GAAP financial measurement that excludes the impact of 1) foreign currency exchange rate changes, 2) incremental professional fees associated with the Company’s 2015 Annual Meeting of Stockholders, 3) the write off of debt issuance costs associated with an amendment to the Company’s credit facility and 4) direct costs associated with the integration of the Furmanite Technical Solutions division. Management believes that results excluding these impacts provide additional meaningful and comparable information to analysts and is useful in comparing the operational trends of Furmanite Corporation, by excluding the impact of foreign currency exchange rate changes and certain expenses not representative of ongoing operations. Reconciliations to the applicable GAAP measures are included at the end of the press release.

[2]
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) presented above is a non-GAAP financial measurement. The Company believes that investors and other users of the financial statements benefit from the presentation of this non-GAAP measurement because it provides an additional metric to evaluate the Company’s core operating performance by excluding the effects of depreciation and amortization expense, interest expense and income tax expense from net income. Adjusted EBITDA further excludes 1) foreign currency exchange rate changes, 2) incremental professional fees associated with the Company’s 2015 Annual Meeting of Stockholders and 3) direct costs associated with the integration of the Furmanite Technical Solutions division. Reconciliations of EBITDA and Adjusted EBITDA to the most directly comparable GAAP measures are included at the end of the press release.

FURMANITE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	March 31,	December 31,
	2015	2014

Cash	$29,092	$33,753
Trade receivables, net	113,835	110,219
Inventories, net	38,939	37,383
Other current assets	20,695	21,335
Total current assets	202,561	202,690

Property and equipment, net	50,424	51,930
Other assets	28,838	29,551
Total assets	$281,823	$284,171

Total current liabilities	$58,347	$56,067
Total long-term debt	59,891	61,853
Other liabilities	22,696	23,787
Total stockholders’ equity	140,889	142,464
Total liabilities and stockholders’ equity	$281,823	$284,171

FURMANITE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2015	2014

Net income	$313	$1,016

Depreciation, amortization and other non-cash items	3,414	2,823
Working capital changes	(5,059)	(4,953)
Net cash used in operating activities	(1,332)	(1,114)

Capital expenditures	(1,764)	(1,679)
Proceeds from sale of assets	3	—
Proceeds from issuance of debt	35,600	—
Payments on debt	(35,452)	(909)
Debt issuance costs	(531)	—
Issuance of common stock	—	14
Other	(260)	(140)
Effect of exchange rate changes on cash	(925)	395
Decrease in cash and cash equivalents	(4,661)	(3,433)
Cash and cash equivalents at beginning of period	33,753	33,240
Cash and cash equivalents at end of period	$29,092	$29,807

FURMANITE CORPORATION
BUSINESS SEGMENT DATA
(in thousands)
(Unaudited)

	Technical Services	Engineering & Project Solutions	Corporate[1]	Total

Three months ended March 31, 2015
Revenues from external customers	$85,964	$36,374	$—	$122,338
Operating income (loss)[2]	$8,730	$4	$(6,404)	$2,330

Three months ended March 31, 2014
Revenues from external customers	$87,750	$37,191	$—	$124,941
Operating income (loss)[2]	$7,665	$(757)	$(4,390)	$2,518

_______________________________

[1]
Corporate represents certain corporate overhead costs, including executive management, strategic planning, treasury, legal, human resources, information technology, accounting and risk management, which are not allocated to reportable segments.

[2]
For the three months ended March 31, 2015, Corporate includes approximately $0.5 million of incremental professional fees associated with the Company’s 2015 Annual Meeting of Stockholders. The Engineering & Project Solutions segment included approximately $0.2 million of direct costs associated with the integration of the Furmanite Technical Solutions division for the three months ended March 31, 2014.

FURMANITE CORPORATION
Reconciliation of Non-GAAP Financial Measures
(in thousands, except per share data)

	For the Three Months
	Ended March 31, 2015
	As Reported	Foreign Currency Impacts	Other Reconciling Items [1]	Non-GAAP Basis
Revenues	$122,338	$4,285	$—	$126,623
Operating costs	93,870	3,190	—	97,060
Depreciation & amortization	3,082	88	—	3,170
Selling, general and administrative expense	23,056	815	(450)	23,421
Operating income	2,330	192	450	2,972
Interest income and other income (expense), net	(523)	542	—	19
Interest expense	(632)	—	149	(483)
Income before income taxes	1,175	734	599	2,508
Income tax expense	(862)	(50)	(239)	(1,151)
Net income	$313	$684	$360	$1,357
Diluted earnings per share	$0.01	$0.02	$0.01	$0.04

	For the Three Months
	Ended March 31, 2014
	As Reported	Foreign Currency Impacts	Other Reconciling Items [1]	Non-GAAP Basis
Revenues	$124,941	$—	$—	$124,941
Operating costs	94,702	—	—	94,702
Depreciation & amortization	2,989	—	—	2,989
Selling, general and administrative expense	24,732	—	(220)	24,512
Operating income	2,518	—	220	2,738
Interest income and other income (expense), net	(165)	177	—	12
Interest expense	(449)	—	—	(449)
Income before income taxes	1,904	177	220	2,301
Income tax expense	(888)	(44)	(88)	(1,020)
Net income	$1,016	$133	$132	$1,281
Diluted earnings per share	$0.03	$—	$—	$0.03

______________________________

[1]
Consists of 1) incremental professional fees associated with the Company’s 2015 Annual Meeting of Stockholders, 2) the write off of debt issuance costs associated with an amendment to the Company’s credit facility and 3) direct costs associated with the integration of the Furmanite Technical Solutions division.

FURMANITE CORPORATION
Reconciliation of Non-GAAP Financial Measures (continued)
(in thousands)

	For the Three Months
	Ended March 31,
	2015	2014

Reconciliation of EBITDA to Net income:
EBITDA	$4,889	$5,342
Less:
Depreciation and amortization expense	(3,082)	(2,989)
Interest expense	(632)	(449)
Income tax expense	(862)	(888)
Net income	$313	$1,016

Reconciliation of Adjusted EBITDA to Net income:
Adjusted EBITDA	$6,161	$5,739
Foreign currency impacts	(822)	(177)
Incremental professional fees associated with 2015 Annual Meeting of Stockholders	(450)	—
Direct costs associated with the integration of the Furmanite Technical Solutions division	—	(220)
EBITDA	4,889	5,342
Less:
Depreciation and amortization expense	(3,082)	(2,989)
Interest expense	(632)	(449)
Income tax expense	(862)	(888)
Net income	$313	$1,016